Exhibit 10.3

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND ARE BEING FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE SYMBOL “[***]” IN THIS EXHIBIT INDICATES THAT INFORMATION HAS BEEN OMITTED.

AMENDMENT NO. 2 AND CONSENT

TO

CREDIT AGREEMENT

This AMENDMENT NO. 2 AND CONSENT to Credit Agreement (this “Amendment”), dated effective as of June 24, 2013, is entered into among SAExploration Holdings, Inc., a Delaware corporation (“Parent”), SAExploration, Inc., a Delaware corporation (“SAE”), SAExploration Seismic Services (US), LLC, a Delaware limited liability company (the “Delaware Subsidiary Borrower”) and NES, LLC, an Alaskan limited liability company (the “Alaskan Subsidiary Borrower” and, together with Parent, SAE and the Delaware Subsidiary Borrower, the “Credit Parties”) the Lenders party hereto, and CP Admin Co LLC, as Administrative Agent (the “Administrative Agent”), amends the Credit Agreement dated as of November 28, 2012, as amended by Amendment No. 1 dated as of December 5, 2012 (such Credit Agreement as amended, the “Credit Agreement”), entered into among the Credit Parties, the Administrative Agent and the Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

WITNESSETH:

WHEREAS, the Credit Parties have requested that the Required Lenders and the Administrative Agent amend the Credit Agreement to effect the changes described below in Sections One, Two and Three;

WHEREAS, the Required Lenders and the Administrative Agent desire to amend the Credit Agreement to effect such changes;

WHEREAS, Section 11.12 of the Credit Agreement provides that the Credit Agreement may be amended, modified and waived from time to time;

WHEREAS, CP Admin Co LLC and its affiliates have ceased operations and have been shut down; accordingly, CP Admin Co LLC desires to resign as Administrative Agent and the Lenders desire to permit the appointment of, and the Borrowers consent to the appointment of, MC Admin Co LLC, a separate and distinct legal entity not affiliated with or related to CP Admin Co LLC in any way, as Administrative Agent;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION ONE Amendments.

(a)          The definitions in Section 1.01 of the Credit Agreement listed below shall be amended and restated in their entirety as set forth below:

(1)         ““Change of Control” shall mean (i) Parent shall at any time cease to own directly 100% of the Equity Interests of SAE, (ii) SAE shall at any time cease to own directly 100% of the Equity Interests of the Delaware Subsidiary Borrower or the Alaskan Subsidiary Borrower, (iii) prior to the occurrence of a Qualified IPO or a Qualified Merger, the Permitted Holders shall at any time and for any reason fail to own at least 51% of the economic interests and at least 66% of the voting interests in Parent’s capital stock (determined on a fully diluted basis), (iv) prior to the occurrence of a Qualified IPO or a Qualified Merger, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders shall have obtained the power (whether or not exercised) to elect a majority of the Board of Directors of Parent, (v) (A) during the first year following the occurrence of a Qualified IPO or a Qualified Merger, any of the Permitted Holders shall sell, transfer or otherwise dispose of any of the shares of the Parent’s capital stock owned by them immediately following such Qualified IPO or Qualified Merger, or (B) following such first year, any of the Permitted Holders shall sell, transfer or otherwise dispose any of such shares owned by them unless, immediately after giving effect to such transaction, the Permitted Holders own and control at least 25% of the economic interests and control at least 32.5% of the voting interests in Parent’s capital stock, (vi) after the occurrence of a Qualified IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders, is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 25% or more on a fully diluted basis of the economic or voting interests in Parent’s capital stock, (vii) the Board of Directors of Parent shall cease to consist of a majority of Continuing Directors, (viii) Jeff Hastings shall cease to be a Senior Executive Officer of Parent and SAE or Brian Beatty shall cease to be a Senior Executive Officer of Parent and SAE (in each case (a) for any reason other than his death or disability, or (b) due to his death or disability, and a successor satisfactory to the Required Lenders does not assume his responsibilities and position within 30 days of such cessation), or (ix) a “change of control” or similar event (other than any such event that may be deemed to have occurred in connection with or as a result of a Qualified IPO, including a Qualified Merger) shall occur as provided in any Qualified Preferred Stock (or the documentation governing the same).”

(2)         ““Continuing Directors” shall mean the directors of Parent on the Effective Date and each other director if such director’s nomination for election to the Board of Directors of Parent is recommended by a majority of the then Continuing Directors, and after a Qualified Merger, shall mean the directors of the surviving or continuing entity in such merger, or the ultimate parent entity thereof, which assumes all obligations under this Agreement pursuant to Section 8.02(ix), as of the effective date of such merger and each other director if such director’s nomination for election to the Board of Directors of such entity is recommended by a majority of the then Continuing Directors, provided that prior to such the date of such recommendation no Person shall have commenced, or threatened to commence, a solicitation of proxies for the election of such person as a Continuing Director.”

(3)         ““Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all cash payments (x) made or required to be made by such Person (i) with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes or (ii) with respect to any agreement which allows cash compensation to be made in exchange for a right to otherwise receive Equity Interests of such Person, or (y) treated as a Dividend pursuant to clause (y) of the definition of “Net Cash Proceeds” herein.”

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(4)         ““Net Cash Proceeds” shall mean for any event requiring a repayment of Loans pursuant to Section 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event. In the context of a merger or other consolidation, (x) the cash on hand and in banks (including marketable securities) of parties to such merger or consolidation other than the Credit Parties and their Subsidiaries immediately prior to the consummation of such merger or consolidation net of a proportionate share of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) and net of any such cash that is paid out or to be paid out (other than as a Dividend under Section 8.03(viii)) to any Person other than a Credit Party or wholly owned Subsidiary of a Credit Party upon or after the consummation of such merger or consolidation pursuant to and in accordance with its terms shall be counted towards, and treated as, Net Cash Proceeds of such merger or consolidation, (y) cash consideration received by the stockholders of Parent pursuant to the repayment of Shareholder Subordinated Notes permitted to be made in accordance with Section 8.04(x), the payment of any cash merger consideration, or the payment of any cash consideration in connection with the redemption or other sale of Equity Interests in Parent pursuant to and in accordance with the terms of such merger or consolidation shall be treated as a Dividend under Section 8.03(viii) irrespective of the source of such payment, actual flow of funds or characterization of such payments as something other than a dividend, and (z) the issuance of Shareholder Subordinated Notes pursuant to Section 8.04(x)(c) shall not be treated as a Dividend or be subtracted from such cash on hand in determining Net Cash Proceeds.”

(5)         ““Permitted Holders” shall mean, either through direct or indirect ownership, Jeff Hastings, Lori Hastings, Brian A. Beatty, Sheri L. Beatty and Brent Whiteley.”

(6)         ““Qualified IPO” shall mean (i) a bona fide underwritten sale to the public of common stock of Parent pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Parent or any of its Subsidiaries, as the case may be) that is declared effective by the SEC and such offering results in Net Cash Proceeds received by Parent of at least $25,000,000 or (ii) a Qualified Merger where the Parent, or the surviving party of the Qualified Merger or such surviving party’s ultimate parent entity, is or will become a publicly listed company; provided that after giving effect to any such offering, the market capitalization of Parent, or the applicable publicly listed company, shall be at least $80,000,000.”

(b)      Section 8.02(ix) shall be amended and restated in its in entirety as set forth below:

“(ix)         On or after February 15, 2013, Parent may merge or consolidate with and into, or be dissolved or liquidated into, a special purpose acquisition company (or a subsidiary thereof) identified by Parent in writing to Administrative Agent and Lenders prior to the Closing Date (a “Qualified Merger”), so long as (a) Parent is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation or the surviving or continuing entity, or ultimate parent entity thereof, has assumed all obligations under this Agreement pursuant to documentation acceptable to the Administrative Agent, (b) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of Parent shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken, (c) the shareholders of Parent shall receive no cash consideration therewith other than Dividends permitted to be made in accordance with Section 8.03, (d) such merger or consolidation results in Net Cash Proceeds received by Parent or the Borrowers of at least $25,000,000 and such Net Cash Proceeds shall be applied as set forth in Section 4.02(b), (e) after giving effect to any such transaction, the market capitalization of the surviving or continuing entity, or ultimate parent entity thereof, if a publicly listed company, or the shareholder’s equity of Parent (calculated in accordance with GAAP), if no such entity is publicly listed, shall be at least $80,000,000, and (f) immediately after giving effect to such transaction, the Permitted Holders own and control at least 25% of the economic interests and control at least 32.5% of the voting interests in Parent’s capital stock;”

(c)       Section 8.03(viii) shall be amended and restated in its in entirety as set forth below:

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“(viii)    Parent may pay Dividends in an aggregate amount not to exceed (x) 50% of the Net Cash Proceeds of all issuances of Equity Interests by Parent (other than sales or issuances of Parent Common Stock to employees, officers and/or directors of Parent and its Subsidiaries (including as a result of the exercise of any options with respect thereto and other than in connection with a Qualified Merger) and (y) the lesser of $27,500,000 and 62% of the Net Cash Proceeds received by Parent as the result of a Qualified Merger, in each case, following the Funding Date, provided that in each case (a) all mandatory prepayments in respect of such issuance shall have been completed in accordance with Section 4.02, (b) no Default or Event of Default shall have occurred or could reasonably be expected to result from such Dividend, (c) no Material Contract Termination Event shall have occurred and be continuing, and (d) in the case of a Dividend issued pursuant to clause (y), such Dividend may not be paid until Consolidated EBITDA for the period of the twelve consecutive calendar months ending at the close of the most recent calendar quarter for which financial statements are available is at least $33,000,000; and”

(d)       Section 8.11 shall be amended by replacing “2:50:1:00” with “2.65:1.00” for the Total Leverage Ratio for the Fiscal Quarter ending June 30, 2013.

SECTION TWO Conditional Amendments.

Each of the amendments set forth in this Section TWO shall only be effective upon (i) the effectiveness of this Amendment and (ii) the funding of a Commitment Increase in an aggregate principal amount equal to $20,000,000.

(a)       Section 4.02(a) shall be amended and restated in its entirety as set forth below:

“(a)          In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, a “Scheduled Repayment Date”), the Borrowers shall be required to repay that principal amount of Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Section 4.01(a) or 4.02(g), a “Scheduled Repayment”):

Scheduled Repayment Date	Amortization Amount

The last Business Day of Parent’s fiscal quarter ending December 31, 2012	$100,000

The last Business Day of Parent’s fiscal quarter ending March 31, 2013	$200,000

The last Business Day of Parent’s fiscal quarter ending June 30, 2013	$200,000

The last Business Day of Parent’s fiscal quarter ending September 30, 2013	$200,000

The last Business Day of Parent’s fiscal quarter ending December 31, 2013	$250,000

The last Business Day of Parent’s fiscal quarter ending March 31, 2014	$250,000

The last Business Day of Parent’s fiscal quarter ending June 30, 2014	$250,000

The last Business Day of Parent’s fiscal quarter ending September 30, 2014	$250,000

The last Business Day of Parent’s fiscal quarter ending December 31, 2014	$250,000

The last Business Day of Parent’s fiscal quarter ending March 31, 2015	$250,000

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Scheduled Repayment Date	Amortization Amount

The last Business Day of Parent’s fiscal quarter ending June 30, 2015	$250,000

The last Business Day of Parent’s fiscal quarter ending September 30, 2015	$250,000

The last Business Day of Parent’s fiscal quarter ending December 31, 2015	$250,000

The last Business Day of Parent’s fiscal quarter ending March 31, 2016	$250,000

The last Business Day of Parent’s fiscal quarter ending June 30, 2016	$250,000

The last Business Day of Parent’s fiscal quarter ending September 30, 2016	$250,000

Maturity Date	Aggregate outstanding principal amount of all Loans as of such date”

(b)       Section 8.07(a) shall be amended and restated in its entirety as set forth below:

“(a)          Parent will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that, provided a Material Contract Termination Event shall not have occurred and be continuing, during any fiscal year of Parent set forth below (taken as one accounting period), the Borrowers and their Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of Parent set forth below the amount set forth opposite such fiscal year below; provided, that to the extent that the full amount of Capital Expenditures permitted in any fiscal year is not expended in such fiscal year (without regard to any carry forward amounts as permitted under this sentence), such unused amount shall be deemed added to the amounts permitted to be spent in the immediately succeeding fiscal year (with Capital Expenditures made in such succeeding fiscal year applied last to such unused amount):

Fiscal Year Ending	Amount

December 31, 2012	$42,500,000
December 31, 2013	$47,500,000
December 31, 2014	$30,000,000
December 31, 2015	$25,000,000
December 31, 2016	$42,500,000”

(c)       Section 8.08 shall be amended and restated in its entirety as set forth below:

“8.08         Debt Service Coverage Ratio Parent will not permit the Debt Service Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Parent set forth below to be less than the amount set forth opposite such fiscal quarter below:

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Fiscal Quarter End	Ratio

March 31, 2013	2.50:1.00
June 30, 2013	2.50:1.00
September 30, 2013	2.50:1.00
December 31, 2013	2.75:1.00
March 31, 2014	2.75:1.00
June 30, 2014	3.00:1.00
September 30, 2014	3.00:1.00
December 31, 2014	3.25:1.00
March 31, 2015	3.25:1.00
June 30, 2015	3.50:1.00
September 30, 2015	3.50:1.00
December 31, 2015	3.50:1.00
March 31, 2016	3.75:1.00
June 30, 2016	3.75:1.00
September 30, 2016	3.75:1.00”

(d)       Section 8.10 shall be amended and restated in its entirety as set forth below:

“8.10         Net Leverage Ratio Parent will not permit the Net Leverage Ratio as of any quarter end date set forth below to be greater than the ratio set forth opposite such date below:

Fiscal Quarter End	Ratio

March 31, 2013	3.00:1.00
June 30, 2013	3.00:1.00
September 30, 2013	2.75:1.00
December 31, 2013	2.50:1.00
March 31, 2014	2.50:1.00
June 30, 2014	2.25:1.00
September 30, 2014	2.00:1.00
December 31, 2014	2.00:1.00
March 31, 2015	2.00:1.00
June 30, 2015	1.75:1.00
September 30, 2015	1.75:1.00
December 31, 2015	1.75:1.00
March 31, 2016	1.75:1.00
June 30, 2016	1.75:1.00
September 30, 2016	1.75:1.00”

(e)       Section 8.11 shall be amended and restated in its entirety as set forth below:

“8.11         Total Leverage Ratio Parent will not permit the Total Leverage Ratio as of any quarter end date set forth below to be greater than the ratio set forth opposite such date below:

Fiscal Quarter End	Ratio

March 31, 2013	3.50:1.00
June 30, 2013	3.50:1.00
September 30, 2013	3.25:1.00
December 31, 2013	2.75:1.00
March 31, 2014	2.75:1.00
June 30, 2014	2.50:1.00
September 30, 2014	2.50:1.00
December 31, 2014	2.25:1.00
March 31, 2015	2.25:1.00
June 30, 2015	2.00:1.00
September 30, 2015	2.00:1.00
December 31, 2015	2.00:1.00
March 31, 2016	2.00:1.00
June 30, 2016	2.00:1.00
September 30, 2016	2.00:1.00”

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SECTION THREE Consent to Appointment of Administrative Agent. The parties to the Credit Agreement hereby confirm that (a) CP Admin Co LLC and its affiliates have ceased operations and have been shut down; accordingly, CP Admin Co LLC desires to resign as Administrative Agent under the Credit Agreement, (b) the Lenders desire to appoint MC Admin Co LLC as Administrative Agent under the Credit Agreement pursuant to Section 10.09 thereof, (c) pursuant to Section 10.09 of the Credit Agreement the Borrowers consent to the appointment of such Administrative Agent, (d) notwithstanding the consents contained herein, the resignation of CP Admin Co LLC and the appointment of MC Admin Co LLC shall not be effective until a Resignation and Appointment Agreement in form and substance acceptable to each of CP Admin Co LLC, MC Admin Co LLC and the Borrowers shall have been executed and delivered by each of CP Admin Co LLC, MC Admin Co LLC and each Borrower (it being understood and agreed that the Lenders acknowledge and consent to such resignation and appointment and no further Lender consent shall be required in respect of such agreement), (e) each Credit Party agrees to deliver any and all such further documentation as may be requested by CP Admin Co LLC or MC Admin Co LLC to maintain the perfection of the liens in favor of the Secured Creditors under the Credit Documents. CP Admin Co LLC and MC Admin Co LLC represent and warrant to each Credit Party and each Lender, and each Lender and each Credit Party understands and acknowledges, that CP Admin Co LLC and MC Admin Co LLC are separate and distinct legal entities not affiliated with or related to one another in any way.

SECTION FOUR Release of Claims. In consideration of each of CP Admin Co LLC’s and MC Admin Co LLC’s (collectively, the “Agent Parties”) execution of this Amendment, each Credit Party and each Lender (collectively, the “Releasors”) irrevocably acquits and fully forever releases and discharges each Agent Party and all its affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders and its respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Releasor ever had or now has against any of the Releasees and which has arisen at any time prior to the date hereof out of this Amendment, the Credit Agreement, any Credit Document or any other related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”) (but in each case referred to in this paragraph, excluding any claims, demands, causes of actions, obligations, remedies, suits, damages or liabilities to the extent same occurred by reason of the gross negligence or willful misconduct of the respective Releasee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). Each party hereto covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

SECTION FIVE Confirmation of Compliance with Section 11.19 of the Credit Agreement. The parties to the Credit Agreement hereby confirm that (a) all of the actions required to be taken by the Credit Parties pursuant to Section 11.19 of the Credit Agreement, except for the Shareholders’ Agreement contemplated by paragraph 7 of Schedule XII to the Credit Agreement, have been taken in accordance with the provisions of such Section and of such Schedule XII, and (b) if Parent completes a Qualified Merger on or before June 30, 2013, Parent shall no longer be required to enter into such Shareholders’ Agreement with its shareholders as contemplated by such paragraph 7 of Schedule XII.

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SECTION SIX Joinder of Guarantor. On the completion date of the Qualified Merger to which Trio Merger Corp. (“Trio”) is a party, Trio shall execute and deliver a joinder to the Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which Trio shall join the Credit Agreement as a Guarantor and as Parent. Trio shall promptly thereafter deliver any and all collateral documents required by the terms of the Credit Agreement or otherwise requested by the Administrative Agent to perfect the security interests in favor of the Administrative Agent and the Lenders in Trio’s assets.

SECTION SEVEN Reference to and Effect on the Credit Agreement. On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Credit Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Credit Documents, except as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

SECTION EIGHT Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION NINE Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

CREDIT PARTIES:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: CFO/General Counsel

SAEXPLORATION, INC.

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: CFO/General Counsel

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: CFO/General Counsel

NES, LLC

By:	/s/ Brent Whiteley
Name: Brent Whiteley
Title: CFO/General Counsel

ADMINISTRATIVE AGENT:

CP ADMIN CO LLC,		MC ADMIN CO LLC,
as Administrative Agent		as Administrative Agent

By:	/s/ Ashok Nayyar	By:	/s/ Ashok Nayyar
	Name: Ashok Nayyar		Name: Ashok Nayyar
	Title: Authorized Signatory		Title: Authorized Signatory

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LENDER:

[***]

By:	/s/[***]
Name: [***]
Title: [***]

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LENDER:

[***]

By:	[***]

By:	/s/ [***]
Name: [***]
Title: [***]

11

LENDER:

[***]

By:	[***]

By:	/s/ [***]
Name: [***]
Title: [***]

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LENDER:

[***]

By:	[***]

By:	/s/ [***]
Name: [***]
Title: [***]

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LENDER:

[***]

By:	/s/ [***]	/s/ [***]
	Title: [***]	[***]

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LENDER:

[***]

By:	/s/ [***]
Name: [***]
Title: [***]

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